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                                                                     EXHIBIT 5.1



                  REBOUL, MACMURRAY, HEWITT, MAYNARD & KRISTOL
                              45 ROCKEFELLER PLAZA
                            NEW YORK, NEW YORK 10111



                                              July 26, 2000



GlobeSpan, Inc.
100 Schulz Drive
Red Bank, NJ 07701



Ladies and Gentlemen:



    We have acted as counsel to GlobeSpan, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of the Registration Statement (File No. 333-40782) of the Company on Form S-3, as amended (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration under the Securities Act of up to 9,200,000 shares of Common Stock, $.001 par value, of the Company (the "Common Stock"). Of the shares to be registered, 1,500,000 shares are authorized but unissued shares of Common Stock to be offered and sold by the Company and 7,700,000 shares (including up to 1,200,000 shares subject to the underwriters' over-allotment option) are presently issued and outstanding and are to be sold by certain selling stockholders of the Company (the "Selling Stockholders").



    As counsel to the Company, we have participated in the preparation of the Registration Statement, including the Prospectus contained therein (the "Prospectus") and have reviewed certain corporate proceedings. In addition, we have examined originals or copies certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, as we have deemed necessary to form a basis for the opinions hereinafter set forth.



    In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of all such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.



    Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:



    1. The Company is a corporation duly incorporated and validly existing under the laws of the State of Delaware.



    2. The shares of Common Stock to be registered for sale by the Company under the Registration Statement have been duly authorized and, when issued and paid for as contemplated by the Prospectus, will be validly issued, fully paid and non-assessable.



    3. The shares of Common Stock to be registered for sale by the Selling Stockholders under the Registration Statement are duly authorized, validly issued, fully paid and non-assessable.



    The opinions expressed herein are limited to the corporate laws of the State of Delaware and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.



    The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein. These opinions may not be used or relied upon by any other person, nor

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may this letter or any copies thereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent.



    We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.



    We also consent to the incorporation by reference of this opinion in a related registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act.



                                          Very truly yours,
                                          Reboul, MacMurray, Hewitt, Maynard &
                                          Kristol